Exhibit 10.8

EXECUTION

FHLMC Approved Form

[Osprey TEBs]

STABILIZATION GUARANTY, ESCROW AND SECURITY AGREEMENT

THIS STABILIZATION GUARANTY, ESCROW AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of December 1, 2007, is between CENTERLINE STABILIZATION 2007-1 SECURITIZATION, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (together with its successors and assigns the “Guarantor”), and FEDERAL HOME LOAN MORTGAGE CORPORATION, a shareholder-owned government-sponsored enterprise organized and existing under the laws of the United States (together with its successors and assigns “Freddie Mac”).

The meaning of capitalized terms can be determined by reference to Section 1.2 of this Agreement.

BASIS FOR THIS AGREEMENT

A.            Pursuant to a Reimbursement, Pledge and Security Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “Reimbursement Agreement”) between Centerline Sponsor 2007-1, LLC, a Delaware limited liability company (the “Sponsor”) and Freddie Mac, Sponsor is exchanging Bonds (or interests in Bonds) for Certificates issued by Freddie Mac pursuant to each Series Certificate Agreement.  Pursuant to the Reimbursement Agreement and each Series Certificate Agreement, Freddie Mac has agreed to provide its Credit Enhancement and liquidity support on the terms provided therein.

B.            Guarantor is an affiliate of the Sponsor.

C.            As of the date hereof the Mortgaged Properties identified on Exhibit B hereto are Non-Stabilized Mortgaged Properties.

D.            It is a condition precedent to Freddie Mac’s obligation to provide the Credit Enhancement and liquidity support that Guarantor shall have entered into this Agreement to guaranty certain obligations of the Sponsor to Freddie Mac and provide Freddie Mac additional security with respect to such Non-Stabilized Mortgaged Properties.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Guarantor and Freddie Mac, Guarantor and Freddie Mac agree as follows:

1.             Incorporation of Recitals; Definitions; Interpretation; Reference Materials.

1.1           Incorporation of Recitals.  The recitals set forth in “Basis for this Agreement” are, by this reference, incorporated into and deemed a part of this Agreement.

1.2           Definitions.  Initially capitalized terms used in this Agreement and not otherwise defined in this Agreement, but defined in the Reimbursement Agreement, shall have the meanings given to those terms in the Reimbursement Agreement or the Servicing Agreement (as defined in the Reimbursement Agreement).

1.3           Interpretation.  Words importing any gender include all genders.  The singular form of any word used in this Agreement shall include the plural, and vice versa, unless the context otherwise requires.  Words importing persons include natural persons, associations, partnerships and corporations.

1.4           Reference Materials.  Sections mentioned by number only are the respective sections of this Agreement so numbered.  Reference to “this section” or “this subsection” shall refer to the particular section or subsection in which such reference appears.  Any captions, titles or headings preceding the text of any section and any table of contents or index attached to this Agreement are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

2.             Deposits to Stabilization Escrow.

2.1           Deposits and Permitted Investments.

(a)           Upon execution of this Agreement, Guarantor shall deposit with Freddie Mac the sum of $76,000,000.00 (the “Initial Deposit”).

(b)           Thereafter, Guarantor shall deposit or cause to be deposited with Freddie Mac the following additional deposits (collectively, the “Stabilization Escrow Required Additional Deposits”) but only up to the amount that the Deposit (hereinafter defined) equals the Required Escrow Amount (hereinafter defined):

(i)            Within three (3) Business Days after an increase of the principal amount of the Bank Credit Facility to an amount in excess of $350,000,000, the amount of such excess.

(ii)           Commencing on July 1, 2008 and continuing on the first day of each month thereafter, an amount equal to one-twelfth (1/12th) of the amount of the Escrow Shortfall (the “Monthly Deposit”) determined as of June 30, 2008; provided, however; that only one-half of each Monthly Deposit is required to be paid on the first day of each month (the “Cash Portion”) and the remaining one-half shall be deferred and paid on the last day of the calendar quarter (the “Deferred Portion”) following recalculation of the Required Escrow Amount.  The Deferred Portion payable on the last day of each calendar quarter shall be reduced, if applicable, by the reduction in the Required Escrow Amount due to Non-Stabilized

Mortgaged Properties having been re-classified during such quarter based on “Completion” or “Stabilization” pursuant to Sections 3.2(a) and (b), and if such reduction exceeds the Deferred Portion, the amount of such excess shall be credited against the ensuing Monthly Deposits (i.e., Monthly Cash Portions and quarterly Deferred Portions) until such excess is fully credited.  As used herein, the term “Escrow Shortfall” shall mean, as of the date of determination, the amount equal to the difference between (i) the Required Escrow Amount on such date and (ii) the Deposit.  For purposes of determining whether any Stabilization Escrow Required Additional Deposits are required, any withdrawals from the Stabilization Escrow to pay Sponsor’s Stabilization Obligations shall not be taken into account.

(c)           From and after the date on which the Deposit equals or exceeds the Required Escrow Amount, the obligation to make Stabilization Escrow Required Additional Deposits and to pay the Shortfall Fee (hereinafter defined) shall terminate and shall thereafter be of no further force or effect for the remaining term of this Agreement.

(d)           The Guarantor may, but shall not be required to, make or cause to be made additional cash deposits from time to time (collectively the “Voluntary Additional Deposits”).

The Initial Deposit, the Stabilization Escrow Required Additional Deposits and, to the extent actually paid to Freddie Mac, the Voluntary Additional Deposits are hereinafter collectively referred to as the “Deposit.”  Freddie Mac shall hold the Deposit in a segregated account (the “Stabilization Escrow”) until used or released as provided herein, and invest the Deposit in any of the Permitted Investments described on Exhibit A hereto as directed from time to time by Guarantor, and in the absence of such direction or upon and during the continuance of a Termination Event under the Reimbursement Agreement, in Permitted Investments of the type specified in Category 5 of Exhibit A hereto.  Earnings on the Deposit shall be held in the Stabilization Escrow and invested in Permitted Investments.  Subject to Section 3.2(c) below, such earnings shall be distributed quarterly to Guarantor no later than the 15th of the month next following the end of each calendar quarter commencing with the end of the first calendar quarter in 2008.

The Guarantor represents and warrants to Freddie Mac that as of December 27, 2007, the outstanding balance of the Bank Credit Facility is $350,000.00.

2.2           Shortfall Fee.  The Guarantor shall pay Freddie Mac a fee equal to the Shortfall Fee Percentage (hereinafter defined) times the Escrow Shortfall as of the first day of each calendar month (the “Shortfall Fee”).  The Shortfall Fee shall accrue from January 1, 2008, shall be due and payable in arrears on the first day of each month commencing on February 1, 2008, and shall be calculated on a 30/360 basis.  The “Shortfall Fee Percentage” shall be five percent (5%) per annum for the six month period commencing January 1, 2008, eight percent (8%) per annum for the six-month period commencing July 1, 2008, and eleven percent (11%) per annum for the period commencing January 1, 2009.

2.3           Reports.  Freddie Mac or the Investment Agent (hereinafter defined) shall provide Guarantor (i) on or before the 5th Business Day of each month, a monthly report detailing the amount of the Escrow Shortfall (if any), the balance of the Stabilization Escrow and all earnings added thereto and distributions therefrom, and (ii) contemporaneously with any quarterly recalculation pursuant to Section 3.3, an updated Exhibit B reflecting Non-Stabilized Mortgaged Properties which have achieved Stabilization or which have been re-classified as “Lease-up” upon having achieved Completion.

2.4           Losses.  Freddie Mac shall not be liable for any losses resulting from investment of the Stabilization Escrow (except for any loss resulting from Freddie Mac’s willful misconduct or gross negligence), nor shall any such loss diminish the amount of the Stabilization Obligations (as hereinafter defined).

2.5           Security Interest.  Guarantor assigns and pledges to Freddie Mac and grants to Freddie Mac a continuing security interest in and lien on all of Guarantor’s right, title and interest in the Deposit and the Stabilization Escrow (including all monies or Permitted Investments held therein), together with all additions, substitutions, replacements and proceeds thereof and all income, interest, dividends and other distributions thereon, as security for its guaranty herein and for all of Sponsor’s Stabilization Obligations; provided, however, Freddie Mac shall have the right to make disbursements from the Stabilization Escrow in accordance with the terms of this Agreement.

2.6           Investment Agent.  Freddie Mac may contract with a third party (the “Investment Agent”) to hold, invest and disburse the Stabilization Escrow pursuant to the terms hereof.  The Investment Agent shall be the sole and exclusive agent of Freddie Mac pursuant to a separate agreement between the Investment Agent and Freddie Mac and Freddie Mac may at any time and in its sole discretion replace the Investment Agent or terminate the services of the Investment Agent.  Freddie Mac shall have the exclusive right to direct the Investment Agent with respect to all entitlement orders, instructions and directions of any kind, including without limitation, directions to liquidate all or any part of the Stabilization Escrow and to pay over to Freddie Mac all proceeds therefrom; provided, however the Guarantor shall have the right to direct investments of the Stabilization Escrow as provided in Section 2.1.  Deutsche Bank National Trust Company shall be the initial Investment Agent.

3.             Disbursements and Releases from the Stabilization Escrow

3.1           Disbursements from the Stabilization Escrow.  Freddie Mac may from time to time disburse funds from the Stabilization Escrow for the payment of any of the following with respect only to Non-Stabilized Mortgaged Properties prior to the date, if any, on which they achieve Stabilization (without regard to when a release of funds is made pursuant to Section 3.2):  (collectively, “Sponsor’s Stabilization Obligations”):

(a)           To fund the payment of any Release Purchase Price due on behalf of Sponsor with respect to any Non-Stabilized Mortgaged Property prior to the achievement of Stabilization as contemplated under Section 5.3(b), (d) or (f) of the Reimbursement Agreement.

(b)           To fund the payment of the Release Purchase Price when Freddie Mac exercises its purchase right with respect to a Non-Stabilized Mortgaged Property that has not achieved Stabilization by the Required Stabilization Date (as may be extended) pursuant to Section 7.3(b) of the Reimbursement Agreement, or to make payments when due under any related Bond Purchase Loan as contemplated under Section 7.3(b) of the Reimbursement Agreement.

(c)           To reimburse Freddie Mac for (i) any other Advance made by Freddie Mac with respect to a Non-Stabilized Mortgaged Property, or (ii) for any cost or expense that Freddie Mac suffers or incurs as a direct result of an Inaccuracy with respect to a Non-Stabilized Mortgaged Property and any loss or damage suffered or incurred prior to the achievement of Stabilization respecting a Non-Stabilized Mortgaged Property as a direct result of such Inaccuracy; provided, however, any loss or damage suffered or incurred in respect of a Non-Stabilized Mortgaged Property or the related Bonds shall only be determined at the time of Asset Resolution, whereas any other cost or expense subject to indemnification under this Section 3.1(c) will be determined at the time of incurrence.

3.2           Releases from the Stabilization Escrow.

(a)           At any time that a Non-Stabilized Mortgaged Property classified as “Construction” or “Rehabilitation” on Exhibit B shall have achieved “Completion” (as defined in the Bond Documents related to such Non-Stabilized Mortgaged Property) but not Stabilization, Guarantor may deliver to the Servicer (for redelivery by Servicer to Freddie Mac pursuant to the Servicing Agreement) a Certification of Completion in the form attached hereto as Exhibit C and may request from Freddie Mac a release from the Stabilization Escrow in an amount equal to the Applicable Escrow Release Amount specified in such notice and to be determined pursuant to Section 3.3 below (together with a calculation of such amount pursuant to Section 3.3).  Delivery of any such Certification of Completion shall be deemed to be an “assumption” for the purposes of Section 2.1 of the Reimbursement Agreement such that any inaccuracy set forth in such Certification shall constitute an Inaccuracy, as defined in the Reimbursement Agreement, which shall afford Freddie Mac the remedies with respect thereto as set forth in Section 2.4(c) of the Reimbursement Agreement.  Upon Freddie Mac’s determination (which has been delegated to the Servicer pursuant to the terms of the Servicing Agreement) that such Non-Stabilized Mortgaged Property has achieved Completion and verification by Freddie Mac as to completeness of required documentation and accuracy of calculations of the Applicable Escrow Release Amount, Freddie Mac shall release such amount from the Stabilization Escrow to the Guarantor in accordance with Section 3.4 below and reclassify such Non-Stabilized Mortgaged Property as “Lease-up” on an updated (as of the end of each calendar quarter) Exhibit B.

(b)           At any time that a Non-Stabilized Mortgaged Property shall have achieved Stabilization, Guarantor may deliver to the Servicer (for redelivery by Servicer to Freddie Mac pursuant to the Servicing Agreement) a Certification of Stabilization in the form attached hereto as Exhibit D and may request from Freddie Mac a release from the Stabilization Escrow in an amount equal to the Applicable Escrow Release Amount specified in such notice and to be determined pursuant to Section 3.3 below (together with a calculation of such amount pursuant to Section 3.3).  Delivery of any such Certification of Stabilization shall be deemed to be an “assumption” for the purposes of Section 2.1 of the Reimbursement Agreement such that any inaccuracy set-forth in such Certification shall constitute an “Inaccuracy” as defined in the Reimbursement Agreement, which shall afford Freddie Mac the remedies with respect thereto as set forth in Section 2.4(c) of the Reimbursement Agreement.  Upon Freddie Mac’s determination (which has been delegated to the Servicer pursuant to terms set forth in the Servicing Agreement) that such Non-Stabilized Mortgaged Property has achieved Stabilization and (ii) verification by Freddie Mac as to completeness of required documentation and accuracy of calculations of the Applicable Escrow Release Amount, Freddie Mac shall release such amount from the Stabilization Escrow to the Guarantor in accordance with Section 3.4 below and reclassify such Non-Stabilized Mortgaged Property as “Stabilized” on an updated (as of the end of each calendar quarter) Exhibit B.

(c)           No amounts, including earnings on the Deposit, shall be released from the Stabilization Escrow under Sections 2.1 or 3.2 unless and until all Stabilization Escrow Required Additional Deposits shall have been made.

3.3           Calculation of Applicable Escrow Release Amount.

(a)           For the purposes hereof the “Applicable Escrow Release Amount” shall mean, with respect to any Mortgaged Property, the product of (i) the UPB of Related Bond Mortgage Loan (as shown on Exhibit B hereto), multiplied by (ii) the Applicable Release Factor.  The “Applicable Release Factor” with respect to any Non-Stabilized Mortgaged Property shall be determined by Freddie Mac in accordance with the following:

(i)            In the case where a Non-Stabilized Mortgaged Property classified as “Rehabilitation” or “Construction” has achieved Completion but has not achieved Stabilization, the Applicable Release Factor shall be determined based on the classification of the Mortgaged Property as shown on Exhibit B, as follows:

Classification of Mortgaged Property	Applicable Release Factor

Rehabilitation	7.0%
Construction	8.8%

(ii)           In the case where Stabilization has been achieved, the Applicable Release Factor with respect to a Mortgaged Property shall be determined based on the then current classification of the Mortgaged Property as shown on the most recent updated Exhibit B, as follows:

Classification of Mortgaged Property	Applicable Release Factor

Lease-up	4.5%
Rehabilitation	11.5%
Construction	13.3%

(iii)          Notwithstanding the foregoing, with respect to any Bond classified as “Construction Bond” on the Data Tape, the related Mortgaged Property shall be deemed to have achieved Stabilization upon repayment in full of such Bond.

(iv)          Notwithstanding the foregoing, if prior to Stabilization there exists a partial mandatory redemption with respect to any Bond classified as “P & C” on the Data Tape, the related Non-Stabilized Mortgaged Property shall be treated as having achieved Stabilization in part in an amount equal to the amount of such redemption.

(b)           The Applicable Escrow Release Amount as calculated in accordance with Section 3.3(a)(i) and/or (ii) shall be reduced, if applicable, under the following circumstances:

(i)            At any time that less than 50% of the Non-Stabilized Mortgaged Properties (measured in terms of the UPB of the related Bond Mortgage Loans shown on the original Exhibit B) have reached Stabilization, upon a release under Section 3.2(b), the Applicable Escrow Release Amount shall be reduced by an amount equal to 10% of the Applicable Escrow Release Amount calculated based on the related Mortgaged Property Type shown on the original Exhibit B.  There shall be no reduction under this subsection for any release under (x) Section 3.2(a), (y) Section 3.2(b) after 50% of the Non-Stabilized Mortgaged Properties (measured in terms of the UPB of the related Bond Mortgage Loans shown on the original Exhibit B) have reached Stabilization, or (z) Section 3.3(a) (iii) or (iv).

(ii)           At any time, after the deposit of all Stabilization Escrow Required Additional Deposits has been made, that the amount on deposit in the Stabilization Escrow is less than the Required Escrow Amount for the then remaining Non-Stabilized Mortgaged Properties, the Applicable Escrow Release Amount shall be reduced by such difference, and if such difference equals or exceeds the Applicable Escrow Release Amount as calculated in accordance with Section 3.3(a)(i) or (ii), the Applicable Escrow Release Amount shall be zero ($0).  The “Required Escrow Amount” shall be the sum of all of the amounts determined for each remaining Non-Stabilized Mortgaged Property by multiplying the UPB of the Related Bond Mortgage Loan (as shown on the most recently updated Exhibit B) times the Applicable Release Factor specified in Section 3.3(a)(ii).

3.4           Timing of Releases from Stabilization Escrow.  Freddie Mac will release amounts to the Guarantor as required pursuant to Section 3.2 on a quarterly basis as follows:  if a Guarantor request and applicable Certification of Completion or Certification of Stabilization is received (accompanied by all documentation required to be submitted by the Servicer under the Servicing Agreement in connection with such release) no later than the 15th day of the last month in the calendar quarter and verified by Freddie Mac as to completeness and accuracy of calculations, Freddie Mac will release the Applicable Escrow Release Amount to the Guarantor no later than the 5th Business Day of the month next following the end of such calendar quarter, provided, however, with respect to the first two (2) releases hereunder, Freddie Mac shall have until the 15th day of the month next following the end of such calendar quarter to release the Applicable Escrow Release Amount to the Guarantor.

3.5           Final Release Upon Termination or 100% Stabilization.  This Agreement and the assignments, pledges and security interests created or granted by this Agreement shall terminate upon the earlier to occur of (i) disbursement or release of all funds in the Stabilization Escrow in accordance with Sections 3.1, 3.2 and 3.4, or (ii) the achievement of Stabilization by all of the remaining Non-Stabilized Mortgaged Properties; provided that any then unpaid Sponsor’s Stabilization Obligations shall have been satisfied in full, in either of which events Freddie Mac shall promptly deliver to Guarantor all remaining funds in the Stabilization Escrow.

4.             Guaranty.

4.1           Absolute Guaranty.  Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Freddie Mac the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, and the full and prompt performance when due, of all of the following:

(a)           All actual out-of-pocket costs and expenses, including reasonable fees and out of pocket expenses of attorneys and expert witnesses, incurred by Freddie Mac in enforcing its rights under this Agreement.

(b)           The payment and performance of all of Sponsor’s Stabilization Obligations.

4.2           Obligations Unconditional.  Guarantor’s obligations under this Agreement constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

4.3           Waivers by Guarantor.  The obligations of Guarantor under this Agreement shall be performed within five (5) days of written demand therefor, by Freddie Mac and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Reimbursement Agreement, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.  Guarantor (to the fullest extent permitted by law) hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Agreement, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.  Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor and any other rights of a surety, a guarantor, a borrower or a mortgagor thereunder.  Without limiting the generality of the foregoing, Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Sponsor’s Stabilization Obligations, presentment, demand for payment (except as expressly set forth herein), protest, all notices with respect to the Reimbursement Agreement and this Agreement which may be required by statute, rule of law or otherwise to preserve Freddie Mac’s rights against Guarantor under this Agreement, including, but not limited to (except as expressly set forth herein), notice of acceptance, notice of any amendment of the Reimbursement Agreement, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Sponsor of any obligation or indebtedness.  Guarantor also waives, to the fullest extent permitted by law, all rights to require Freddie Mac to (a) proceed against Sponsor with respect to the Sponsor’s Stabilization Obligations, or (b) proceed against or exhaust any collateral held by Freddie Mac to secure the repayment of the Obligations.  Guarantor further waives, to the fullest extent permitted by applicable law, any right to revoke this Agreement as to any future advances by Freddie Mac under the Reimbursement Agreement.

4.4           Modifications to Documents.  At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, (a) the time for payment of the Sponsor’s Stabilization Obligations may be extended or the Sponsor’s Stabilization Obligations may be renewed in whole or in part; (b) the time for Sponsor’s performance of or compliance with any covenant or agreement contained in the Reimbursement Agreement, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the Reimbursement Agreement, and the security instrument or any other loan document evidencing or securing the obligations of Owners (as defined in the Reimbursement Agreement) may be modified or amended by Freddie Mac and Sponsor in any respect; and (d) any security for the Sponsor’s Stabilization Obligations may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Sponsor’s Stabilization Obligations.

4.5           Subordination of Sponsor’s Indebtedness.  Any indebtedness of Sponsor held by Guarantor now or in the future is and shall be subordinated to the Sponsor’s Stabilization Obligations and any such indebtedness of Sponsor shall be collected, enforced and received by Guarantor, as trustee for Freddie Mac, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Agreement.

4.6           Waiver of Subrogation.  Guarantor shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Sponsor or any member of Sponsor by reason of any payment by Guarantor under this Agreement, whether such right or claim arises at law or in equity or under any contract or statute, until the Sponsor’s Stabilization Obligations have been paid in full and there has expired the maximum possible period thereafter during which any payment made by Sponsor to Freddie Mac with respect to the Sponsor’s Stabilization Obligations could be deemed a preference under the United States Bankruptcy Code.

4.7           Preference.  If any payment by Sponsor is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Freddie Mac is required to refund any sums to Sponsor, such refund shall not constitute a release of any liability of Guarantor under this Agreement.  It is the intention of Freddie Mac and Guarantor that Guarantor’s obligations under this Agreement shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

4.8           Limited Recourse.  Notwithstanding any other provision contained herein, the Guarantor’s obligations under this Agreement are limited recourse obligations payable only from the Deposit held from time to time in the Stabilization Escrow.

5.             Miscellaneous Provisions.

5.1           Further Assurances.  By its signature hereon, Guarantor hereby agrees to cooperate with Freddie Mac in the filing and recording of, and irrevocably authorizes Freddie Mac, at any time and from time to time, to execute (on behalf of Guarantor), and file and record against Guarantor, any notice, financing statement, continuation statement, amendment statement, instrument, document or agreement under the Uniform Commercial Code that Freddie Mac may reasonably consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder and Guarantor hereby irrevocably appoints Freddie Mac as Guarantor’s attorney-in-fact to do any of the foregoing acts and things in Guarantor’s name that Freddie Mac may deem necessary or desirable.  This power of attorney is coupled with an interest with full power of substitution and is irrevocable.  Guarantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

5.2           Termination of Security Interest.  Upon termination of this Agreement, Freddie Mac, if requested by Guarantor, shall execute and deliver to Guarantor for recording or filing in each office in which any assignment or financing statement relative to the Stabilization Escrow shall have been filed or recorded, a termination statement or release under applicable law (including, if relevant, the UCC) releasing Freddie Mac’s interest therein, and such other documents and instruments as Guarantor may reasonably request, all without recourse to or any warranty whatsoever by Freddie Mac, and at the cost and expense of Guarantor.

5.3           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties to this Agreement with respect to the subject matter of this Agreement. This Agreement may not be amended, changed, waived or modified except by a writing executed by both parties.

5.4           Successors and Assigns.  This Agreement shall inure to the benefit of, and be enforceable by, Guarantor and Freddie Mac and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other Person any legal or equitable rights under this Agreement.  Neither this Agreement nor any of either party’s rights, interests or obligations under this Agreement shall be assigned by such party without the prior written consent of the other party; provided, however, the consent of the Guarantor shall not be required upon the occurrence and during the continuation of a Remedy Event under the Reimbursement Agreement.

5.5           Notices.  All written notices, certificates or other communications shall be given pursuant to the requirements for notices given under the Reimbursement Agreement.

5.6           Governing Law. This Agreement shall be construed, and the rights and obligations of Freddie Mac and Guarantor hereunder determined, in accordance with federal statutory or common law (“federal law”).  Insofar as there may be no applicable rule or precedent under federal law and insofar as to do so would not frustrate the purposes of any provision of this Agreement and the Freddie Mac Act, the local law of the State of New York shall be deemed reflective of federal law.  The parties agree that any legal actions among Freddie Mac and Guarantor regarding each party hereunder shall be originated in the United States District Court in and for the Eastern District of Virginia, and the parties hereby consent to the jurisdiction and venue of said Court in connection with any action or proceeding initiated concerning this Agreement.

5.7           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

5.8           Multiple Counterparts.  This Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

[Signatures Commence on Following Page]

Guarantor and Freddie Mac have caused this Agreement to be signed, on the date first written above, by their respective officers duly authorized.

CENTERLINE STABILIZATION 2007-1
SECURITIZATION, LLC, a Delaware limited
liability company

By:	CENTERLINE HOLDING TRUST, a
Delaware statutory trust, its manager

By:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
President

[GUARANTOR’S SIGNATURE PAGE OSPREY STABILIZATION GUARANTY, ESCROW AND SECURITY AGREEMENT]

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ W. Kimball Griffith
W. Kimball Griffith
Vice President, Multifamily Affordable
Housing Production & Investments

[FREDDIE MAC’S SIGNATURE PAGE OSPREY STABILIZATION GUARANTY, ESCROW AND SECURITY AGREEMENT]